
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of 3/31/95 and the related consolidated statement of earnings, cash flows and notes to consolidated financial statements for the quarter ended
3/31/95 and is qualified in its entirety by reference to such financial statements and notes.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                              DEC-31-1995
<PERIOD-START>                                 JAN-01-1995
<PERIOD-END>                                   MAR-31-1995
<CASH>                                               1,300
<SECURITIES>                                             0
<RECEIVABLES>                                       87,244
<ALLOWANCES>                                         3,893
<INVENTORY>                                         86,792
<CURRENT-ASSETS>                                   236,443
<PP&E>                                              74,329
<DEPRECIATION>                                      30,013
<TOTAL-ASSETS>                                     455,377
<CURRENT-LIABILITIES>                              140,805
<BONDS>                                            167,152
<COMMON>                                             3,672
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<OTHER-SE>                                          95,429
<TOTAL-LIABILITY-AND-EQUITY>                       455,377
<SALES>                                             77,926<F1>
<TOTAL-REVENUES>                                   125,703
<CGS>                                               62,409<F1>
<TOTAL-COSTS>                                      106,385
<OTHER-EXPENSES>                                         0
<LOSS-PROVISION>                                       289<F2><F3>
<INTEREST-EXPENSE>                                   5,138
<INCOME-PRETAX>                                         75
<INCOME-TAX>                                            26
<INCOME-CONTINUING>                                     49
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                            49
<EPS-PRIMARY>                                            0
<EPS-DILUTED>                                            0

<F1>See Note 3 of Notes to Consolidated Financial Statements
<F2>The provision for doubtful accounts and notes is included with Selling,
General and Administrative Expenses in the Consolidated Statement of
Earnings.
<F3>It also appears in the Consolidated Statement of Cash Flows under the title "Provision for losses on accounts receivables".

